SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 4, 2004 (August 4, 2004)

Date of Report (Date of earliest event reported)

RCN Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22825	22-3498533

(State Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Carnegie Center Princeton, NJ	08540-6215

(Address of Principal Executive Offices)	(Zip Code)

(609) 734-3700

(Registrant's Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On August 4, 2004, RCN Corporation (“RCN”) announced that it has deployed Voice over Internet Protocol (VoIP) technology in its Chicago market, the latest in a series of initiatives in Chicago. This rollout, currently available where the upgrade has been completed, is expected to be available in RCN’s entire Chicago footprint by October 31, 2004. The press release with respect thereto is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(a)	Exhibits Exhibit 99.1 RCN Corporation Press Release dated August 4, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCN Corporation

By:	/s/ Deborah M. Royster

NAME:	Deborah M. Royster
TITLE:	Senior Vice President, General Counsel and Corporate Secretary

Date:	August 4, 2004

EXHIBIT INDEX

Exhibit No.

99.1	RCN Corporation Press Release dated August 4, 2004.